ORGANA TECHNOLOGIES GROUP, INC.
2007 COMMON STOCK OPTION PLAN

1. Purpose.

The purpose of the Organa Technologies Group, Inc. 2007 Common Stock Option Plan (the Stock Option Plan) is to enhance the ability of Organa Technologies Group, Inc. (the Company) to attract and retain employees, officers, consultants and non-employee members of the Board of Directors of the Company of outstanding ability, and provide them with an interest in the growth and continued success of the Company by granting them Options to purchase shares of the Company□s common stock.

2. Definitions.

Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary.

Board shall mean the Board of Directors of the Company.

Cause shall mean (i) a Participant□s gross neglect of or willful failure to perform his duties with the Company, (ii) a Participant□s willful engaging in conduct which is injurious to the Company or any subsidiary, (iii) a Participant□s theft or misappropriation of funds of the Company, or any subsidiary, (iv) a Participant□s conviction of, or plea of *nolo contendere* to, a felony or a misdemeanor involving moral turpitude, or (v) a Participant□s causing the Company to violate a local, state or federal law; *provided*, that if the Participant has entered into an agreement with the Company, the Board, in its sole discretion, may determine to substitute the definition of Cause set forth in such agreement for the above.

Change in Control shall mean the occurrence of any of the following:

(a) any Person (other than the Company or any subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company), becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company□s then outstanding securities;

(b) during any two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (whose election by the Board or nomination for election by the Company□s shareholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved), cease for any reason to constitute at least a majority of the Board;

(c) the stockholders of the Company approve a merger or consolidation of the Company with any other company other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity)

more than fifty percent (50%) of the combined voting power of the voting securities of the Company (or such surviving entity) outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (as hereinafter defined) acquires more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities; or

(d) the stockholders of the Company adopt a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company□s assets.

Code shall mean the Internal Revenue Code of 1986, as amended.

Company shall mean Organa Technologies Group, Inc., a Delaware corporation, and any successor corporation.

Disability shall mean (a) in the case of a Participant who has entered into an employment agreement with the Company, the term Disability as defined in such agreement, and (ii) in all other cases, the inability to engage in any substantial gainful activity by reason of any medically determined physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Fair Market Value per Share as of a particular date shall mean, unless otherwise determined by the Board:

the closing sales price per Share on a national securities exchange for the business day preceding the exercise date on which there was a sale of Shares on such exchange;

if clause (i) does not apply and the Shares are then quoted on the National Association of Securities Dealers Automated Quotation system (known as NASDAQ), the closing price per Share as reported on such system for the business day preceding the exercise date on which a sale was reported;

if clause (i) or (ii) does not apply and the Shares are then traded on an over-the-counter market, the closing price for the Shares in such over-the-counter market for the business day preceding the exercise date; or

if the Shares are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Board in its sole discretion may determine.

Immediate Family Member shall include any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Participant□s household (other than a tenant or employee), a trust in which these

persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

Incentive Stock Option shall mean an Option intended to meet the requirements of Section 422 of the Code.

Nonqualified Stock Option shall mean any option which is not an Incentive Stock Option.

Option shall mean an option to purchase Shares granted pursuant to the Plan.

Option Agreement shall mean an Option Agreement between the Company and any Participant, which shall set forth the terms and conditions of the Option granted to such Participant.

Participant shall mean any Person who is granted an Option under the Plan.

Person shall have the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

Share shall mean a share of the Company's common stock, $0.0001 par value.

Ten Percent Shareholder shall mean any Participant who owns Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation within the meaning of Section 424 of the Code.

3. Shares Subject to the Plan.

(a) Shares Subject to the Plan. Subject to adjustment as set forth in Section 3(b), the maximum number of Shares that may be issued or transferred pursuant to Options under this Plan shall be Four Million (4,000,000) which may be authorized but unissued Shares or Shares held in the Company's treasury, or a combination thereof. Any Shares subject to an Option that cease to be subject thereto may again be the subject of Options hereunder. Subject to adjustment in accordance with Section 3(b), no Participant shall be granted in any calendar year Options to purchase more than two hundred fifty thousand (250,000) Shares.

(b) Changes in Company's Shares. In the event the Board determines that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Shares, or other similar corporate event, affects the value of the Shares such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under this Plan, the Board shall have the right, in its sole discretion, and in such manner as it may deem equitable, to adjust any or all of (a) the number and kind of Shares subject to outstanding Options, and (b) the exercise price with respect to any Option or (c) make provision for a cash payment to any Participant or a person who has an outstanding Option (in an amount equal to the then difference between the exercise price and the Fair Market Value of a Share).

4. Participation.

Each employee, officer and non-employee director of, and each consultant to, the Company shall be eligible to participate in the Plan, provided that the Committee shall have the discretion to determine who shall receive a grant of Options hereunder and become a Participant.

5. Terms of Options and Shares.

(a) Terms. The Options granted hereunder shall have the following terms and conditions:

Type of Option. The Board shall have the right to grant either or both of Incentive Stock Options and Nonqualified Stock Options, which characterization shall be set forth in the Option Agreement; *provided, however*, that Incentive Stock Options shall only be granted to employees of the Company, and provided further that no employee shall be granted Incentive Stock Options which, when first exercisable during any calendar year (combined with all other incentive stock option plans of the Company), will permit such employee to purchase Shares that have an aggregate Fair Market Value (determined as of the time the Option is granted) of more than $100,000 and any Option granted in excess of such amount shall automatically be deemed to be a Nonqualified Stock Option.

Exercise Price. The exercise price of any Option shall be, whether granted under a Nonqualified Stock Options or Qualified Options, Fair Market Value.

Term. Subject to the discretion of the Committee, the term of an Option shall be up to five years (5) from the date it is granted. At the discretion of the Board, and with its expressed written consent, a term of an option grant may be up to ten years (10). Under no circumstances will an option grant have a longer term than ten years (20).

Vesting. All Option Grants shall have a minimum vesting schedule and become exercisable (a) with respect to one-third (33%) of the Shares under such Option on each of the first three anniversaries of the date it is granted. Notwithstanding the foregoing, in its sole discretion, the Board shall be entitled to substitute a different vesting schedule at any time for any Participant.

Number. Subject to Section 5(a)(i), the Committee and/or Board shall have the discretion to determine the number of Options to be granted to any Participant, and to determine the terms and conditions of any such grant, with limitations as defined within the Stock Option Plan, all as set forth in the Option Agreement covering such Option.

Termination of Service. A Participant who ceases to be an employee, officer, non-employee director or consultant for any reason other than death, retirement on or after age 65, or Disability shall have thirty (30) calender days from the date of such cessation to exercise any then exercisable Options, after which all such Options shall terminate and be of no further force

or effect; *provided*, that the Committee and/or Board may determine that the period of exercise shall be any such other period in the Grant of Option(s).

(b) Notice of Grant of Option. Options shall be granted only pursuant to a written Notice of Grant of Options, the form of which is attached hereto as Exhibit A, which shall be executed by the Participant and an authorized officer of the Company, and which shall contain such terms and conditions as the Committee and/or Board shall determine, consistent with the Plan. To the extent an inconsistency exists between any term of any Notice of Grant of Option and any term of the Plan, the Plan shall govern.

(c) Non-transferability. No Option granted hereunder shall be transferable by a Participant to whom granted other than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Participant only by a Participant or his guardian or legal representative, *provided,* that a Participant may transfer [Options] to his or her Immediate Family Members. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

(d) Method of Exercise. The exercise of an Option shall be made only by delivery of a written notice (in person or by first class mail to the Secretary of the Company at the Company's principal executive office) specifying the number of Shares to be purchased and accompanied by full payment therefore and otherwise in accordance with the Option Agreement pursuant to which the Option was granted. The exercise price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise (i) in cash, by check or, (ii) at the discretion of the Board and upon such terms and conditions as the Board shall approve, by surrender of Shares that were owned by the Participant for at least six (6) months prior to the exercise of the Option (or such longer or shorter period as may be required to not result in a charge to earnings for financial accounting purposes). Any Shares transferred to the Company as payment of the exercise price shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Board, the Participant shall deliver the Option Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Option Agreement to the Participant. Not less than one hundred (100) Shares may be purchased at any time upon the exercise of an Option unless the number of Shares so purchased constitutes the total number of Shares then purchasable under the Option or the Board determines otherwise in its sole discretion.

(e) Rights as Stockholder. No Participant shall be deemed for any purpose to be or to have the rights and privileges of the owner of any Shares subject to any Option unless and until (a) the Option shall have been exercised pursuant to the terms thereof, and (b) the Company shall have issued the Shares to the Participant.

6. Administration. The Plan shall be administered by the Chief Executive Officer unless and until the Board shall appoint a Committee to administer the Plan. All references to the Committee shall mean the Chief Executive Officer if no such Committee has been appointed. Subject to the provisions of the Plan, the Committee and/or Board shall be authorized to select Participants, determine the type and number of Options, make all other determinations necessary or advisable for the administration of the Plan and to carry out its purpose. Subject to the provisions of

the Plan, the Board shall be authorized to interpret and construe the Plan and the Option Agreements, to establish, amend, and rescind any rules and regulations relating to the Plan. The determinations of the Board (or the Committee) in the administration of the Plan, as described herein, shall be final, conclusive and binding. The Committee shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.

7. Other Provisions.

(a) Effective Date; Grant Limitation. The Plan shall be effective as of November 1, 2007 (the Effective Date). No Option to purchase Shares under the Plan shall be granted to any Participant by the Committee or the Board after the fifth (5th) anniversary of the Effective Date.

(b) Amendment, Suspension or Termination of the Plan. The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; *provided, however*, that, except as provided in Section 3(b) and (d)(ii) of this Section 7, no amendment, suspension nor termination shall, without the written consent of the Participant, alter or impair any rights or obligations under any Option theretofore granted.

(c) Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

(d) Regulations and Other Approvals. (i) The obligation of the Company to sell or deliver Shares with respect to Options granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Board.

The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority.

Each Option is subject to the requirement that, if at any time the Board determines, in its sole discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or the issuance of Shares, no Options shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Board.

In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the Securities Act), and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Board may require any individual receiving Shares pursuant to the Plan, as a condition precedent to receipt of such Shares, to represent to the Company in writing that the Shares acquired

by such individual are acquired for investment only and not with a view to distribution. The certificate representing Shares shall include any legend that the Board deems appropriate to reflect any restrictions on transfer.

(e) Withholding of Taxes. As a condition to the exercise of an Option and to the extent required by law, no later than the date as of which an amount first becomes includible in the gross income of a Participant for federal income tax purposes with respect to an Option granted under the Plan, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, estate, or local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Company under the Plan shall be conditioned on such payment or arrangements, and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant. In its discretion, the Board may permit a Participant to satisfy withholding obligations (i) by delivering previously owned Shares, (ii) by having Shares withheld or (iii) by cash and any combination of the above.

(f) Titles; Construction. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan. The masculine pronoun shall include the feminine and neuter and the singular shall include the plural, when the context so indicates.